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                                                                   Exhibit 21

                           SUBSIDIARIES OF REGISTRANT

1) One Valley Bank, National Association, a national banking association organized under the laws of the United States of America.

2)       One  Valley  Bank  of  Huntington,   Inc.,  a  West  Virginia   banking
         corporation.

3) One Valley Bank of Mercer County, Inc., a West Virginia banking corporation.

4) One Valley Bank - East, National Association, a national banking association organized under the laws of the United States of America.

5)       One Valley Bank of Oak Hill, Inc., a West Virginia banking corporation.

6) One Valley Bank of Ronceverte, National Association, a national banking association organized under the laws of the United States of America.

7)       One Valley Bank, Inc., a West Virginia banking corporation.

8) One Valley Bank of Summersville, Inc., a West Virginia banking corporation.

9)       One Valley Bank - North, Inc., a West Virginia corporation.

10) One Valley Bank of Clarksburg, National Association, a national banking association organized under the laws of the United States of America.

11)      One Valley Thrift, Inc., a West Virginia corporation

12)      One Valley Square, Inc., a Texas corporation.